U.S. SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               555Jobs.com
           (Name of Small Business Issuer in its charter)

Nevada                            7382                          87-0664925
(State or Jurisdiction   (Primary Standard Industrial       (I.R.S. Employer
of Incorporation or      Classification Code Number)         Identification
Organization)                                                Number)

       1177 Fairview Drive, Suite 996, Carson City, Nevada, 89701;
                Tel: 309.414-5974, Fax: 309.414.5958
   (Address and telephone number of Registrant's principal executive offices and principal place of business)

                         Ken Chua, President
   1177 Fairview Drive, Suite 996, Carson City, Nevada, 89701 (309)414-5974
          (Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.
[X]__________________________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]__________________________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]__________________________________________________________________

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.
[ ]__________________________________________________________________

CALCULATION OF REGISTRATION FEE


Title of          Amount To be  Proposed maximum  Proposed    Amount of
each class        registered    offering price    maximum     registration
of                              per unit          aggregate   fee
securities                                        offering
to be                                             price

Common Shares     5,000,000     $0.004            $20,000.00  $5.00

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

PART I.  INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

The Company

555Jobs.com ("Company") is a Nevada corporation formed on July 12, 2000. 555Jobs.com's offices are located at 1177 Fairview Drive, Suite 996, Carson City, Nevada 89701; Tel: 309.414-5974, Fax: 309.414.5958. We have acquired the exclusive right to utilize the domain name, www.555Jobs.com, on the World Wide Web also known as the Internet. We intend to design and produce software which will permit millions of people ("Users") from around the world to obtain access to our database through the Internet, deposit their individual resumes into our computer's database system, and permit thousands of top corporations from around the world to search through our database system for possible matches of candidates for their job positions. Our strategic marketing plan is to build brand recognition whereby these corporations will utilize our data base system again and again to headhunt for their desirable job candidates.

The Offering

555Jobs.com is offering 5,000,00 shares of its common stock. If the maximum offering is achieved there will be 5,750,000 shares of Common stock outstanding.

* If the minimum offering there will be 3,750,000 shares of common stock outstanding.

* No sales commission will be paid in connection with the sales of these shares.

* The net proceeds will be used for working capital:

* Legal expenses;

* Offices supplies and printing costs;

* Travel expenses;

* Telephone expenses;

* Rent;

* Utilities;

If all the shares offered are sold the net proceeds to 555Jobs.com will be $20,000.00 less certain costs associated with this offering.
Item 3. Summary Information and Risk Factors

RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. ONLY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT SHOULD PURCHASE THEM. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS AMONG OTHER THINGS, AS WELL AS ALL OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

555Jobs.com has a lack of operational experience.

555Jobs.com is newly reorganized, has no revenues from operations and has no assets. There can be no assurance that our company will generate revenues in the future; and there can be no assurance that 555Jobs.com will operate at a profitable level. If our company is unable to obtain customers and generate sufficient revenues so that it can operate profitably, 555Jobs.com's business will not succeed. In such event, investors who purchased the shares may lose their entire cash investment.

Reliance upon management of 555Jobs.com could jeopardize your investment.

555Jobs.com's success is dependent upon the hiring of key technical personnel. We will search the computer industry areas such as the Silicon Valley in California and Redmond Washington to locate key personnel knowledgeable in computer software engineering and computer system analysts. The management of the company has had discussions with various high-tech personnel who expressed interests to work for the company if proper funding can be found. But there is no guarantee that these personnel will be available or that necessary funding can be obtained.

With respect to the management of 555Jobs.com, the Officers and Directors of the Company will make all decisions. Investors will only have rights associated with minority ownership interest rights to make decisions, which may affect the Company. The success of 555Jobs.com, to a large extent, will depend on the quality of its Directors and Officers. Accordingly, no person should invest in the shares unless he is willing to entrust all aspects of management to the Officers and Directors of 555Jobs.com.

The Funds received by 555Jobs.com in this offering will not be adequate for our operational plans.

If all of the 5,000,000 shares offered are sold, the funds available to 555Jobs.com will not be adequate for it to be competitive in the areas in which it intends to operate. There is no assurance that additional funds will be available from any source when needed by our company for putting its business plan into operation or for expansion; and, if not available, 555Jobs.com may not be able to engage in its intended operations or expand its operation as rapidly as it could if financing were available. The proceeds from this offering are expected to be sufficient for 555Jobs.com to become operational, on a minimum basis, and begin developing and marketing its line of services. Additional financing could come in the form of debt/preferred stock. If additional shares were issued to obtain financing, investors in this offering would suffer a dilutive effect on their percentage of stock ownership in 555Jobs.com. The book value of their shares would not be diluted, provided additional shares were sold at a price greater than that paid by investors in this offering. Our company does not anticipate having within the next 12 months any cash flow or liquidity problems.

555Jobs.com may not be able to develop a public market for it's securities, and there may be a lack of liquidity for purchasers.

Prior to the offering, there has been no public market for the shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the shares will be able to resell their securities at prices equal to or greater than the initial public offering price. The market price of the shares may be affected significantly by factors such as announcements by 555Jobs.com or its competitors, variations in 555Jobs.com's results of operations, and market conditions in the retail, E-Commerce, and Internet industries in general. Movements in prices of stock in the marketplace in general may also affect the market price in general. As a result of these factors, purchasers of the shares offered hereby may not be able to liquidate an investment in their shares readily or at all.

UNCERTAINTY DUE TO YEAR 2000 PROBLEM.

The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed. In addition, similar problems may arise in some systems that use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and could conceivably continue into 2001. If not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure, which could affect 555obs.com's ability to conduct normal business operations. This creates potential risk for all companies, even if their own computer systems are Year 2000 compliant. It is not possible to be certain that all aspects of the Year 2000 issue affecting our company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

555Jobs.com's Year 2000 plans are based on management's best estimates. Based on currently available information, management does not believe that the Year 2000 issues will have a material adverse impact on our company's financial condition or results of operations. Because of the uncertainties in this area, 555Jobs.com can give no assurances in this regard.

Item 4. Use of Proceeds

Following the sale of the 5,000,000 shares offered by 555Jobs.com there would be a gross proceeds of $20,000 (less certain expenses of this offering). These proceeds will be used to provide start-up and working capital for 555Jobs.com.

The following table sets forth the use of proceeds from this offering (based on the minimum and maximum offering amounts):

Use of Proceeds

                            Minimum Offering           Maximum Offering
                        Amount         Percent          Amount        Percent
Transfer Agent Fee    $    600.00      4.0%           $    800.00      4.0%
Printing Costs        $    500.00      3.3%           $    800.00      4.0%
Legal Costs           $  7,500.00     50.0%           $  7,500.00     37.5%
Account Fees          $    575.00      3.8%           $    575.00      2.9%
Sales Commissions     $      0.00      0.0%           $      0.00      0.0%
Working Capitals      $  5,825.00     38.8%           $ 10,325.00     51.6%
Total                 $ 15,000.00    100.0%           $ 20,000.00    100.0%

Management anticipates expending these funds for the purposes such as additional legal expenses, office supplies and printing costs, travels expenses, telephone expenses, rent and utilities. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

Item 5. Determination of Offering Price

The offering price is not based upon 555Jobs.com's net worth, total asset value, or any other objective measure of value based upon accounting measurements. The offering price has been determined by the board of directors of 555Jobs.com and was determined arbitrarily based upon the amount of funds needed by 555Jobs.com to start up the business, and the number of shares that the initial shareholders were willing to allow to be sold.

Item 6. Dilution

555Jobs.com's Certified Public Account reporting on costs of start-up
activities is in compliance with "SOP 98-5".   Start-up costs and
organizational costs are expensed as they are incurred.

"Dilution" is the difference between the public offering price of a security and its net tangible book value per share immediately after the offering, giving effect to the receipt of net proceeds in the offering. As of October 31, 2000, the net tangible book value of 555Jobs.com was $0.00 or $0.00 per share.

* If 555Jobs.com achieves the sale of the maximum offered shares at the public offering price, the pro forma net tangible book value of 555Jobs.com would be $10,325.00 or $0.0021 per share, which would represent an immediate of $0.0021 in net tangible book value per share and $0.0019 per share dilution to new investors.

* If 555Jobs.com achieves only the sale of the minimum offered shares at the public offering price, the pro forma net tangible book value of 555Jobs.com would be $5,825.00 or $0.00117 per share, which would represent an immediate
of $0.00117 in net tangible book value per share and $ 0.00283   per share
dilution to new investors.

Dilution of the book value of the shares may result from future share offerings by 555Jobs.com.

The following table illustrates the pro forma per share dilution:

Assuming Maximum
Shares Sold
Offering Price                                                   $0.004
Net tangible book value per share before offering                $0.000
Increase attributable to purchase of stock by new investors      $0.0021
Net tangible book value per share after offering                 $0.0021
Dilution to new investors                                        $0.0019
Percent Dilution to new investors                                 47.5%

Item 7. Selling Security Holders
See answer to Item 11 included herein.

Item 8.  Plan of Distribution

555Jobs.com will sell a maximum of 5,000,000 shares of its common stock, par value $.001 per share to the public. The minimum purchase required for each investor is $300.00. There can be no assurance that any of these shares will be sold. The gross proceeds to 555Jobs.com will be $20,000.00 if all the shares offered are sold. 555Jobs.com or any of its principals will pay no commissions or other fees, directly or indirectly, to any person or firm in connection with solicitation of sales of the shares.

Mr. Ken Chua, President of 555Jobs.com, will sell the securities on behalf of the issuer. Mr. Chua meets the following criteria under Commission Rule 3a4-1:

* Mr. Chua is not being paid a commission or other remuneration based directly or indirectly on the securities sold.

* Mr. Chua is not associated with any broker dealer.

* Mr. Chua will continue his endeavors until completing the offering or the expiration of the time allotment closes the offering.
Mr. Chua's activities in his participation is restricted to the following:

* The board of directors of 555Jobs.com must approve any written communication through the mails or oral communication.

* He may respond to inquiries by any potential purchaser only with information contained in the registration statement or other offering document.

* He may perform any task involved in effecting any transaction with respect to this offering.

Investors have the opportunity to make inquiries of 555Jobs.com.

555Jobs.com will make available to each Offeree, prior to any sale of the shares, the opportunity to ask questions and receive answers concerning any aspect of the investment. The Offeree may obtain any additional information contained in this Memorandum, to the extent that our company possesses the requested information or can acquire it without unreasonable effort or expense.

The execution of documents required for this offering.

Each person desiring to subscribe to the shares must complete, execute, acknowledge, and deliver to 555Jobs.com a subscription agreement. The subscription will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in our company. By executing the subscription agreement, the subscriber is agreeing that if accepted by 555Jobs.com, he will be a shareholder in our company and will be bound by the articles of incorporation and the bylaws of 555Jobs.com in the form attached to this registration statement.

Promptly upon receipt of the subscription documents by 555Jobs.com, a determination will be made as to whether a prospective investor will be accepted as a shareholder in our company. We may reject a subscriber for any reason. Subscriptions will be rejected for:

* Failure to conform to the requirements of this prospectus or the failure to follow the proper subscription procedure.

* Insufficient documentation.

* Over subscription to 555Jobs.com's offering.

* Other reasons as our company determines to be in its best interest.

If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check, made payable the investor, in the amount of his funds in the regular mail, certified returned-receipt requested. Subscriptions may not be revoked, cancelled, or terminated by the subscriber, except as provided by the terms of this prospectus.

Item 9.  Legal Proceedings

555Jobs.com is not a party to any material pending legal proceedings and, to the best of its knowledge, no action by or against 555Jobs.com has been threatened.

Item 10.  Directors, Executive Officers, Promoters, and Control Persons

The names, ages, and respective positions of the directors, officers, and significant employees of 555Jobs.com are set forth below. These people have held their positions since July 12, 2000. There are no other persons who can be classified as promoters or controlling persons of 555Jobs.com.

Ken Chua           35        President and Director
Gary Chua          57        Director

Mr. Ken Chua, age 35. 2000 - Present: Mr. Chua has been a Director and President of the issuer since July 12, 2000. In 1999, Mr. Chua was responsible for the implementation of a conceptual idea of creating the world's largest Bingo Hall utilizing the Internet as the tool to allow millions of participants in games of Bingo. The company, FirstBingo.com, was ultimately granted a trading status on the Nasdaq OTC Bulletin Board where Mr. Chua remained as the President of the company.

Between 1991 and 1999, Mr. Chua was the COO of a reputable exotic automobile dealership, S. L. Performance Motor Group Inc., in Vancouver BC, where he single-handedly increase the gross annual sales of the company by 1200 percents during his presence. He was also responsible for creating global awareness of the company by implementing the on-line sector whereby he was able to develop clientele for the company in Asia and Europe.

Between 1983 and 1991, Mr. Chua was the Operation Manager of a well-known restaurant chain, Brownies Fried Chicken, where he suggested and implemented a department that increased the gross annual sales of the company 37%. This is where Mr. Chua gathered the bulk of his management experiences in his early life.

Mr. Ken Chua has served as an Officer and Director of FirstBingo.com in 1999 until his resignation in November of 1999. FirstBingo.com is currently trading on the Nasdaq OTC-BB exchange.

Gary Chua

Mr. Gary Chua, age 57. Mr. Chua has been retired. During his retirement Mr. Chua has been active in the purchase, sale and collection of rare gemstones crafted in ancient well-known figures from China. Mr. Chua can finally devote all his times toward this precious hobby, which was impossible for him during his early life.

1981 to 1991: Mr. Chua was the President of a well known restaurant chain, Brownies Fried Chicken, where he spent his time training and preparing his offspring to the real world. He provided jobs and opportunities for these youngsters and showed them how hard work is rewarded.

1971 to 1980: Mr. Chua was the President of one of the largest record album manufacturers in Malaysia. During that time, Mr. Chua managed over 300 employees whose jobs ranging from recording sound tracks from his in house recording studio, transforming recorded sound tracks to record molds, manufacturing record albums, manufacturing packaging for these record albums and finally, distributing these record albums through his dedicated channel throughout South East Asia.

1966 to 1971: Mr. Chua was responsible for the operation of a large oil company, which was dedicated to Shell Asia. His jobs included overseeing the operations of 2 retail Shell gas stations and an oil delivery division that serviced most of the gas stations located on the West Coast of Malaysia.

1969 to 1971: Mr. Chua was employed by the Bank of Malaysia where he gathered most of his experiences posting as one of the representatives at the customer service department.

Item 11.  Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this prospectus, the outstanding shares of common stock of 555Jobs.com.The people listed below owned of record, or beneficially owned more than 5% of our company's common stock. Included are the names and shareholdings of each officer and director.

Title
of Class       Name of             Amount and Nature       Percent of Class
               Beneficial Owner *  Of Beneficial Owner**
Common Stock    Ken Chua                  150,000              20.00%
Common Stock    Gary Chua                 150,000              20.00%
Common Stock    Lucy Chan                 150,000              20.00%
Common Stock    Julie A.H. Ng             150,000              20.00%
Common Stock    Corrine Wong              150,000              20.00%

**   None of the officers, directors or existing shareholders has the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.
**   None of the officers, directors or existing shareholders has the right to acquire any amount of the company's options/warrants, conversion privilege, or similar obligations.

Item 12.  Description of Securities

General description of the securities offered by 555Jobs.com

The securities being offered are shares of common stock. The articles of incorporation authorize the issuance of 60,000,000 shares of common stock, with a par value of $0.001.

The holders of the shares:
* have equal ratable rights to dividends from funds legally available when declared by the board of directors.

* are entitled to share ratably in all of the assets of the Company when available for distribution upon winding up of the affairs of the Company.

* do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable,

* are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

These securities do not have any of the following rights:

* cumulative or special voting rights;
* preemptive rights to purchase in new issues of shares;
* preference as to dividends or interest;
* preference upon liquidation; or;
* any other special rights or preferences.
* In addition, the shares are not convertible into any other security.

There are no restrictions on dividends under any loan other financing arrangements or otherwise.

There are no cumulative voting rights for the shareholders of 555Jobs.com.

The holders of shares of common stock of 555Jobs.com do not have cumulative voting rights, which means that the holders of more than 50% of outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. The holders of the remaining shares will not be able to elect any of 555Jobs.com's directors.

Dividends

555Jobs.com does not currently intend to pay cash dividends. Our proposed dividend policy is to make distributions of its revenues to its stockholders when 555Jobs.com's board of directors deems distributions appropriate. Because 555Jobs.com does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment.
There can be no assurances of the projected values of the shares. Nor can there be any guarantees of the success of our company.

A distribution of revenues will be made only when, in the judgment of 555Jobs.com's board of directors, it is in the best interest of our stockholders to do so. The board of directors will review the investment quality and marketability of any securities considered for distribution according to the following criteria

* the impact of a distribution of the investee's securities on its customers,
* joint venture associates,
* management contracts, other investors, financial institutions,
* company's internal management;
* the tax consequences and the market effects of an initial or broader distribution of such securities.

Possible Anti-Takeover Effects of Authorized but Unissued Stock

Upon the completion of this offering, 555Jobs.com's authorized but unissued capital stock will consist of 55,000,000 shares (assuming the entire offering is sold) of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of our company by means of a, tender offer or proxy contest to protect the continuity of 555Jobs.com's management. If, the board of directors were to determine that a takeover proposal was not in 555Jobs.com's best interests, the board of directors could issue shares without stockholder approval in one or more private placements. Other transactions might prevent, or render more difficult or costly, completion of a takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors.

Transfer agent for 555Jobs.com's common stock.

555Jobs.com intends to engage the services of Alpha Tech Stock Transfer Company located at 929 Spiers Lane, Draper, Utah; Tel: 801.571.5118, Fax:
801.571.6112.

Item 13. Interest of Named Experts and Counsel

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer.

Item 14. Disclosure of Commission Position on Indemnification for Securities Act Liabilities

No director of 555Jobs.com will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the articles of incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director:

* any breach of the director's duty of loyalty to 555Jobs.com or its stockholders,

* any acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, under applicable Sections of the Nevada Revised Statutes,
* payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or,

* any transaction from which the director derived an improper personal benefit.

The by-laws provide for indemnification of the directors, officers, and employees of 555Jobs.com and in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of 555Jobs.com if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the board of directors approves the settlement and reimbursement as being for the best interests of 555Jobs.com. The by-laws limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of 555Jobs.com are accountable to the Company as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting 555Jobs.com. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to 55Jobs.com, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders, who have suffered losses in connection with the purchase or sale of their interest in 555Jobs.com in connection with a sale or purchase, including the misapplication by any officer or director of the proceeds from the sale of these securities, may be able to recover losses from 555Jobs.com.

The registrant undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15.  Organization Within Last Five Years

The names of the promoters of the registrant are the officers and directors as disclosed elsewhere in this Form SB-2. None of the promoters have received anything of value from the registrant.

Item 16.  Description of Business

An executive summary of 555Jobs.com.

555Jobs.com , a Nevada Corporation, holds the exclusive right to utilize the Internet Web Site domain name; www.555jobs.com.

The Domain name grants the company the ability to be accessed by millions of people, from around the world, through the use of the World Wide Web, also known as the Internet. By accessing 555Jobs.com's Internet Web Site from anywhere in the world, individual user will be able to deposit his/her personal resume into our computer system that are capable of handling millions of resumes deposited by individual user. We have researched the feasibility and availability of this computer system, upon appropriate funding is ascertained, the company will purchase this computer system, coupled with the
completion of our software, for the deployment of our business model.   For a
small service fee contributed by individual user who wishes to deposit his/her resume into its database, 555Jobs.com will store the resume in its system for a period of one year. A unique email account will also be created for this user allowing communication. During this period, the user will have unlimited access to 555jobs.com's database system to update his/her resume or simply to check his/her unique email account. At all times, 555Jobs.com will utilize its resources to market its Web Site to the corporations in each country around the world. The person in charge of the human resources department ("HeadHunter") will be contacted on a regular basis to alert him of new additions of resumes, which could be of interest to his corporation. Upon browsing through 555Jobs.com's Web Site, which will be extremely user-friendly, the "HeadHunter" will be able to search through our database from a set of criteria pre-selected by him. 555Jobs.com's software will present possible matches of candidates to him based on those criteria. Should a candidate interests him, he will be able to deposit an email message into the candidate's unique email account within 555Jobs.com's database system, thus initiating a communication channel. It will be however, up to the user to access 555Jobs.com's database system regularly to check on his/her email for possible messages. From the visits by these users to check on their E-Mail accounts, these visits will be recorded as traffics to the 555Jobs.com's Internet Web Site. Once there are significant traffics browsing through 555Jobs.com's Web Site, advertising opportunity will present itself for possible further revenues to the company.

A business summary of 555Jobs.com

This is a business that is organized as an international corporation; a business to be owned by the public at large and operated in accordance the directives of the board of directors. 555Jobs.com's management is committed to continually maintain, develop, and enhance its system to meet the changing needs of industry. In developing its service products, 555Jobs.com will be stressing responsiveness to the needs of its clients through client contact and customer service.

555Jobs.com has had discussions with various corporations, which expressed frustrations over locating the qualified personnel for their job openings. To maximize revenues, corporations' greatest challenge is to hire quality employees to execute their business plans effectively.

Upon recognizing these needs, 555Jobs.com intends to present possible candidates from all over the world to corporations located throughout countries other than where these candidates are resided, through the use of our Internet Web Site. Eventually, it is 555Jobs.com's goal to achieve the status of "THE INTERNET JOBS SITE OF THE WORLD".

Although possible joint venture partners could be located throughout each country from around the world, for its strategic marketing plans, 555Jobs.com has not entered into any agreement with any corporation. However, 555Jobs.com is not limiting the possibility of future alliance with any corporations to execute its marketing plans.

555Jobs.com's Internet Web Site Domain Name overview

The company's main achievement is the acquisition of the Internet Domain Name; www.555Jobs.com. The Domain Name is the only mean of access by the people from around the world, to its Internet Web Site, which in turn, provides access to its software that will host the database of resumes. The easier the Domain Name can be remembered, the better chance it is for people to imprint it to their minds. Some of the Internet Domain Names like www.bingo.com, www.wallstreet.com, www.loan.com, etc have rumor to have worth millions of dollars. The company considers its Internet Domain Name to be relatively easy to be recognized. Therefore, the marketing plan, which is to market its Internet Web Site to the world, will be easier to be executed.

Mr. Chua has elected to file 555Jobs.com as a Nevada corporation, so that it could acquire the Internet Web Site Domain Name; www.555jobs.com. A set dollar amount of $150 USD was determined as the value of this acquisition.

Ms. Corrine Wong, the Domain Name owner, has agreed to turn over the control of the Domain Name; www.555jobs.com to the company on July 16, 2000. The company shall enjoy the unrestricted exclusive right to use of all the rights and privileges granted within usage of the Domain Name. It was verbally agreed that a percentage of any net profits earned by our company, through the use of the Domain Name, would be paid to Corrine Wong. This percentage would not exceed 10% of the gross revenues as a maximum cost to 555Jobs.com.

555Jobs.com's service and product competition

There are a number of Internet Web Sites such as www.Jobs-online.com, www.Jobs.com etc. that are currently offering similar services as to 555Jobs.com. Most of them are catered to the needs of the corporations in the United States and therefore aiming their marketing strategies in this nation. Many of these competitors are substantially larger than 555Jobs.com and have much greater resources at their disposal. 555Jobs.com believes that competition will be on the basis quality of service. Because the Company's devotion to continuously researching the industry as well as direct contacts to the clients, 555Jobs.com will emerge ahead of these competitors.

Furthermore, 555jobs.com's focus is to cater its service globally. 555jobs.com believes that there are more qualified personnel from all over the world that would satisfy the criteria of the job positions offered by each and every corporation on this planet. It is 555jobs.com's believe that if the marketing plans are executed properly, the company's goal will be achieved.

On the contrary, should qualified and experienced personnel are not available to delicately execute 555Jobs.com's business plan, the Company's business and operating results would be seriously harmed.

COMPANY BACKGROUND

Business history of 555Jobs.com

The founders of 555Jobs.com have spent over one year and considerable capital researching the practicality of this business. They have spoken to numerous corporations, which have expressed almost the same frustrations of not able to locate the desired personnel for their job openings. Realizing the needs of these corporations, 555jobs.com intends to facilitate its services to these corporations by means of continuously personal contacts with the hiring department of these corporations alerting them of new additions of resumes as they are being deposited into 555jobs.com's database. To achieve the goal of the business plan, 555Jobs.com finds it necessary to raise additional capital.

Legal structure and ownership of 555Jobs.com

555Jobs.com is organized as a Nevada corporation, which has filed all the necessary paperwork with the Secretary of State of Nevada to gain its corporate certificate and all appropriate permits.

Item 17.  Management's Discussion and Analysis or Plan of Operation

555Jobs.com's plans for financing its operations

The shareholders of 555Jobs.com have contributed all of the necessary capital to obtain the right to the usage of the Domain Name. Additionally the shareholders have expended all the necessary capital to research the markets for practicality of the business and to establish 555Jobs.com and its offices.

Our company may be offered an opportunity to joint venture with other companies to assist in furthering its business plans. At which point, we will seek for further injection of capital by means of either private placement or issuing convertible preferred/common stocks of our company.

555Jobs.com's plans for creating and maintaining customers

555Jobs.com will attract its customer base by marketing in each and every country from around the world by means of news media and radio broadcasting methods. As the resumes are being deposited into its database, corporations from around world will be contacted and alerted of our services by means of direct contacts to the hiring department of each corporation. These processes will ensure the continuously enlargement of 555jobs.com's database thereby expanding its customers base. If it fails to increase its customer base, its business and operating prospects would be seriously harmed. The Company's ability to attract customers will depend on a variety of factors, including quality of the Company's services as well as the Company's ability to market its products and services effectively.

The Company's Markets Are Highly Competitive

The Company's markets are new, rapidly evolving and highly competitive, and it expects this competition to persist and intensify in the future. The Company's failure to maintain and enhance its competitive position could seriously harm its business and operating prospects. It will encounter competition from a number of sources.

Item 18.  Description of Property

555Jobs.com does not currently own any property.

Item 19.  Certain Relationships and Related Transactions

There are no relationships, transactions, or a proposed transaction to which the registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation SB had or is to have a direct or indirect material interest.

Item 20.  Market for Common Equity And Related Stockholder Matters.

The shares have not previously been traded on any securities exchange. At the present time, there are no assets available for the payment of dividends on the shares.

If 555Jobs.com is successful in its offering and is listed on any securities exchange it will be considered a penny stock under the Securities and Exchange Act of 1934.

To market the securities of our company broker-dealers must obtain a questionnaire from each investor for the purpose of approving their account for transactions in low-priced non-NASDAQ over-the-counter securities. The questionnaire will advise the investor of the possibility of the loss of his entire investment.

There is no assurance that the broker-dealers can or will develop a market for our company's securities. In this event you may suffer a total loss of your investment.

Item 21. Executive Compensation

* No officer or director of 555Jobs.com is receiving any remuneration at this time.

* There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to
* any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

* No remuneration is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan, which presently exists.

Item 22. Financial Statement

                                 555JOBS.COM

                     FINANCIAL STATEMENTS AND REPORT

                OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      October 31, 2000


ANDERSEN ANDERSEN & STRONG, L.C.                941 East 3300 South, Suite 202
Certified Public Accountants and                Salt Lake City, Utah 84106
 Business Consultants                              Telephone 801 486-0096
 Member SEC Practice Section of the AICPA          Fax 801 486-0098

Board of Directors
555Jobs.Com
Richmond, B.C., Canada

     REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have audited the accompanying balance sheet of 555Jobs.Com (development stage company) at October 31, 2000 and the related statement of operations, stockholders' equity, and cash flows for the period July 12, 2000 (date of inception) to October 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 555Jobs.com at October 31, 2000 and the results of operations, and cash flows for the period July 12, 2000 (date of inception) to October 31, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern.  The Company   will need working
capital for its planned activity and to pay its liabilities, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, Utah
November 20, 2000
s/Andersen Andersen and Strong

555JOBS.COM
(Development Stage Company)
                                BALANCE SHEET
                              October 31, 2000



ASSETS

CURRENT ASSETS

Cash                                                          $       -
     Total Current Assets                                             -

PROPERTY AND EQUIPMENT - Net of accumulated depreciation          1,600

OTHER ASSETS

    Domain name - Note 3                                            150


                                                                 $1,750




                        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

     Accounts payable                                           $ 1,500
Total Current Liabilities                                         1,500

STOCKHOLDERS' EQUITY
     Preferred stock
       10,000,000 shares authorized at $0.001 par value;
       none outstanding                                               -
Common stock
        50,000,000 shares authorized at $0.001 par value;
        750,000 shares issued and outstanding                       750

    Capital in excess of par value                                2,190

     Deficit accumulated during the development stage            (2,690)
Total Stockholders' Equity                                          250
                                                                $ 1,750

    The accompanying notes are an integral part of these financial statements.

                                 555JOBS.COM
                        ( Development Stage Company)
                          STATEMENT OF OPERATIONS
     For the  Period July 12, 2000 (date of inception) to October 31, 2000




REVENUES                                                       $      -

EXPENSES                                                          2,690

NET LOSS                                                       $ (2,690)



NET LOSS PER COMMON SHARE

Basic                                                          $ -
AVERAGE   OUTSTANDING SHARES

Basic                                                           750,000












  The accompanying notes are an integral part of these financial statements.

                                555JOBS.COM
                        (Development Stage Company)
                STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
             For the Period July 12, 2000 (Date of Inception)
                           to October 31, 2000



                                                  Capital in
                                Common Stock      Excess of      Accumulated
                              Shares    Amount    Par Value      Deficit

Balance July 12, 2000
(date of inception)                - $    -    $        -      $        -


Issuance of common stock
for services at $.001 -
July  15, 2000               600,000    600             -               -
Issuance of common stock
for domain name at $.001 -
July 16, 2000                150,000    150             -               -

Capital contributions -
equipment and expenses             -      -         2,190               -

Net operating loss for
the period July 12, 2000
to October 31, 2000                -      -             -          (2,690)

Balance October 31, 2000     750,000  $ 750       $ 2,190        $ (2,690)


















   The accompanying notes are an integral part of these financial statements.

                                  555JOBS.COM
                        (Development Stage Company)
                           STATEMENT OF CASH FLOWS
     For the Period July 12, 2000 (date of inception) to October 31, 2000




CASH FLOWS FROM
OPERATING ACTIVITIES

Net loss                                                        $ (2,690)
Adjustments to reconcile net loss to
 net cash provided by operating
 activities


           Change in accounts payable                              1,500
           Issuance of common capital stock for expenses             600
           Capital contributions - expenses                          590

           Net Decrease in Cash From
           Operations                                                 -

CASH FLOWS FROM INVESTING ACTIVITIES                                  -
CASH FLOWS FROM FINANCING ACTIVITIES                                  -
Net Increase (Decrease) in Cash                                       -
Cash at Beginning of Period                                           -

Cash at End of Period                                            $    -

NON CASH FLOWS FROM OPERATING AND INVESTING
ACTIVITIES
    Issuance of 600,000 common shares for services                 $ 600
    Issuance of 150,000 common shares for domain name                150
    Capital contributions - expenses                                 590
    Capital contributions - office equipment                       1,600





  The accompanying notes are an integral part of these financial statements.

                                555JOBS.COM
                      (Development Stage Company)
                      NOTES TO FINANCIAL STATEMENTS

1.   ORGANIZATION

The Company was incorporated under the laws of the State of Nevada on July 12, 2000 with authorized preferred stock of 10,000,000 shares at $0.001, with voting rights of 100 to 1, and common stock of 50,000,000 shares at $0.001 par value.

The Company was organized for the purpose of developing and marketing a world wide internet web site that can be used as a market place where job applicants can enter their personal resumes available for companies seeking employees.

The company is in the development stage,

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes

On October 31, 2000, the Company had a net operating loss carry forward of $2,690. The tax benefit from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has no operations. The net operating loss will expire in 2022.

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of the preferred share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Estimates and Assumptions
Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

                                 555JOBS.COM
                        (Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS (Continued)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Financial Instruments

The carrying amounts of financial instruments, including the domain name and accounts payable, are considered by management to be their estimated fair values.

Comprehensive Income

The Company adopted Statement of Financial Accounting Standards No. 130. The adoption of this standard had no impact on the total stockholder's equity.

Other Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3.  PURCHASE OF DOMAIN NAME FOR USE IN A WEB SITE

On July 16, 2000 the Company acquired the domain name 555Jobs.Com to be used in its web site by the issuance of 150,000 shares of its common stock. The cost will be amortized to expense over three years.

4.  RELATED PARTY TRANSACTIONS

Related parties have acquired all of the common stock issued.

5.  GOING CONCERN

The Company intends to develop its interests in the business plan outlined in note 1, which, in the opinion of management, will provide a profit to the Company, however the Company does not have the working capital to be successful in this effort.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding and long term financing which will enable the Company to operate for the coming year.

Item 23. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Since the inception of 555Jobs.com on July 12, 2000, the principal independent account for the Company has neither resigned (nor declined to stand for reelection) nor been dismissed. The independent accountant for 555Jobs.com is Anderson, Anderson & Strong LLC. 555jobs.com on or about August 1, 2000 retained the services of Anderson, Anderson & Strong LLC.

                                 PART II

Item 24.  Indemnification of Directors and Officers

The Articles of Incorporation of the company have no indemnification of Directors or Officers, but the Bylaws of the Company have the following stated:

ARTICLE 11.

[Indemnification]

Section 1.

Every person who was or is a party or is a threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because he or a person whom he legally represents is or was a Director or Officer of the Corporation or is or was serving at the request of the Corporation of for its benefit as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise, is indemnified and held harmless to the fullest legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlements) reasonably incurred or suffered by him in connection with his acting. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. The right of indemnification is a contract right that may be enforced in any matter desired by the person. The right of indemnification does not any other right that the Directors, Officers or representatives may have or later acquire and, without limiting the generality of the statement, they are entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this article.

Item 25.  Other Expenses of Issuance and Distribution

Information on this item is set forth in the Prospectus under the heading "Use of Proceeds."

Item 26.  Recent Sales of Unregistered Securities

The Company has not sold any unregistered securities.

Item 27.   Exhibits

     The Exhibits required by Item 601 of Regulation S-B and an index thereto, are attached. Included in these Exhibits are the Certificate of Incorporation, Bylaws, legal opinion by James N. Barber, corporate counsel for the Company, consent and opinion of accountant.

Item 28.  Undertakings

     The undersigned registrant hereby undertakes to:

     (a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by section 10(a)(3) of the Securities Act.

               (ii) Reflect in the prospectus any facts or events which individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee " table in the effective registration statement.

               (iii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registrations statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregated, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iv) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1922 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


INDEX OF EXHIBITS

Name of Exhibit                                 Exhibit No.

Certificate of Incorporation                    Exhibit 3.(i)

By-laws                                         Exhibit 3.(ii)

Legal Opinion of James N. Barber                Exhibit 5

Consents of Counsel and experts                 Exhibit 23

                             Signatures

  In accordance with the requirements of Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned on March 16,2001.


                                    /s/ Ken Chua
                                    Ken Chua